UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018

Oaktree Strategic Income Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-01013	61-1713295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02. Results of Operations and Financial Condition.

On May 8, 2018, Oaktree Strategic Income Corporation (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended March 31, 2018. A copy of the press release is attached hereto as Exhibit 99.1.

On May 8, 2018, the Company will host a conference call to discuss its financial results for the fiscal quarter ended March 31, 2018. In connection therewith, the Company provided an investor presentation on its website at http://www.oaktreestrategicincome.com. A copy of the investor presentation is attached hereto as Exhibit 99.2.

The information disclosed under this Item 2.02, including Exhibits 99.1 and 99.2 hereto, is being “furnished” and is not deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor is it deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On May 8, 2018, the Company issued a press release announcing that its board of directors has recommended that the Company’s stockholders approve a proposal to reduce the asset coverage requirements applicable to the Company under the Investment Company Act of 1940, as amended. A copy of the press release is attached hereto as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of Oaktree Strategic Income Corporation dated May 8, 2018

99.2	Oaktree Strategic Income Corporation Second Quarter 2018 Earnings Presentation

99.3	Press release of Oaktree Strategic Income Corporation dated May 8, 2018

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC INCOME CORPORATION

Date: May 8, 2018	By:	/s/ Mel Carlisle
Name: Mel Carlisle
Title: Chief Financial Officer and Treasurer

Exhibit 99.1

Oaktree Strategic Income Corporation Announces Second Fiscal Quarter 2018 Financial Results

LOS ANGELES, CA, May 8, 2018 - Oaktree Strategic Income Corporation (NASDAQ: OCSI) (“Oaktree Strategic Income” or the “Company”), a specialty finance company, today announced its unaudited financial results for the fiscal quarter ended March 31, 2018.

Second Fiscal Quarter 2018 Highlights

•	Total investment income of $10.6 million, or $0.36 per share;

•	Net investment income of $4.6 million, or $0.16 per share;

•	Net asset value per share as of March 31, 2018 of $9.99; and

•	Originated $94.3 million of new investment commitments and received $75.5 million in connection with full repayments and exits of investments.

Management Commentary

“We made continued progress toward optimizing our portfolio and capital structure during the second fiscal quarter,” said Edgar Lee, Chief Executive Officer and Chief Investment Officer of Oaktree Strategic Income. “We exited most of our lower yielding, broadly syndicated loans and redeployed capital into new investments that we believe will generate attractive risk-adjusted returns. Importantly, a number of these investments were made alongside other Oaktree funds.”

“Our Board of Directors has approved a proposal to modify our asset coverage requirement from 200% to 150%, and we will also be seeking stockholder approval to accelerate the effective date of this change,” said Mathew Pendo, Chief Operating Officer of Oaktree Strategic Income. “We believe that increasing leverage on OCSI’s primarily first lien portfolio will allow us to further scale our portfolio and ultimately enhance the return on equity for our stockholders.”

Portfolio and Investment Activity

As of March 31, 2018, the fair value of the investment portfolio was $542.7 million and was comprised of investments in 64 portfolio companies and investments in FSFR Glick JV LLC (“Glick JV”).

At fair value, 89.0% of the Company’s portfolio as of March 31, 2018 consisted of senior secured floating-rate debt investments, including 85.5% of first lien loans and 3.5% of second lien loans; 10.7% consisted of a subordinated note investment in Glick JV; and 0.3% consisted of equity investments in other portfolio companies.

As of March 31, 2018, Glick JV had $166.6 million in assets, including senior secured loans to 28 portfolio companies. The joint venture generated income of $1.5 million for Oaktree Strategic Income during the quarter ended March 31, 2018.

The weighted average yield on the Company’s debt investments as of March 31, 2018, including the return on our subordinated note investment in Glick JV, was 7.9%.

During the quarter ended March 31, 2018, the Company originated $94.3 million of new investment commitments in 11 new portfolio companies and funded $94.7 million of investments across new and existing portfolio companies.

During the quarter, the Company received $75.5 million in connection with the full repayments and exits of 13 of its investments, and an additional $22.9 million in connection with other paydowns and sales of investments.

Results of Operations

Total investment income for the quarter ended March 31, 2018 was $10.6 million, including $9.1 million of cash interest income from portfolio investments.

Net expenses for the quarter were $6.0 million, a slight decline from $6.2 million in the prior quarter, primarily due to lower professional fees and general and administrative expenses, partially offset by higher incentive fees and interest expense.

Net unrealized appreciation on the investment portfolio for the quarter was $3.1 million. Net realized gain for the quarter was $1.0 million.

Liquidity and Capital Resources

As of March 31, 2018, the Company had $31.6 million of cash and cash equivalents (including restricted cash), total principal value of debt outstanding of $260.1 million, and $64.9 million of undrawn capacity on its credit facilities and 2015 debt securitization, subject to borrowing base and other limitations. The weighted average interest rate on debt outstanding was 3.7% as of March 31, 2018.

As of March 31, 2018, the Company’s total leverage ratio was 0.88x debt-to-equity.

Dividend Declaration

The Board of Directors declared a quarterly dividend of $0.145 per share, payable on June 29, 2018 to stockholders of record on June 15, 2018.

Dividends are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Portfolio Asset Quality

As of March 31, 2018, there were three investments on which the Company had stopped accruing cash and/or payment-in-kind (“PIK”) interest or original issue discount (“OID”) income that, in the aggregate, represented 3.8% of the debt portfolio at cost and 1.0% at fair value.

($ in thousands)

Non-Accrual - Debt Investments		As of March 31, 2018		As of September 30, 2017
Non-Accrual Investments at Fair Value	$	5,434	$	6,293

Non-Accrual Investments/Total Investments at Fair Value		1.0%		1.1%

Oaktree Strategic Income Corporation

Consolidated Statements of Assets and Liabilities

	March 31, 2018 (unaudited)	December 31, 2017 (unaudited)	September 30, 2017
ASSETS
Investments at fair value:
Control investments (cost March 31, 2018: $72,410,345; cost December 31, 2017: $71,635,783; cost September 30, 2017: $71,340,632)	$57,895,281	$57,180,650	$57,606,674
Affiliate investments (cost March 31, 2018: $16,333,131; cost December 31, 2017: $17,477,733; cost September 30, 2017: $17,479,053)	—	1,010,509	935,913
Non-control/Non-affiliate investments (cost March 31, 2018: $493,721,398; cost December 31, 2017: $495,206,582; cost September 30, 2017: $516,270,639)	484,777,863	483,217,174	501,894,073

Total investments at fair value (cost March 31, 2018: $582,464,874; cost December 31, 2017: $584,320,098; cost September 30, 2017: $605,090,324)	542,673,144	541,408,333	560,436,660
Cash and cash equivalents	23,633,508	39,975,500	35,604,127
Restricted cash	7,973,136	6,196,671	7,408,260
Interest, dividends and fees receivable	2,681,992	2,679,014	3,014,075
Due from portfolio companies	37,546	59,606	286,260
Receivables from unsettled transactions	2,020,000	17,806,666	505,000
Deferred financing costs	2,220,700	1,097,060	1,222,933
Other assets	1,045,792	1,036,645	185,336

Total assets	$582,285,818	$610,259,495	$608,662,651

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$1,154,430	$1,000,417	$482,877
Base management fee and incentive fee payable	1,515,934	1,630,588	2,236,187
Due to affiliate	1,932,272	724,894	450,517
Interest payable	2,098,920	2,004,249	1,996,171
Payables from unsettled transactions	22,975,533	62,920,436	49,029,789
Director fees payable	130,000	130,000	98,008
Credit facilities payable	80,056,800	74,056,800	82,956,800
Notes payable (net of $2,079,079, $2,151,605 and $2,224,132 of unamortized financing costs as of March 31, 2018, December 31, 2017 and September 30, 2017, respectively)	177,920,921	177,848,395	177,775,868

Total liabilities	287,784,810	320,315,779	315,026,217
Commitments and contingencies
Net assets:
Common stock, $0.01 par value, 150,000,000 shares authorized; 29,466,768 shares issued and outstanding as of March 31, 2018, December 31, 2017 and September 30, 2017	294,668	294,668	294,668
Additional paid-in-capital	373,995,934	373,995,934	373,995,934
Net unrealized depreciation on investments and secured borrowings	(39,791,730)	(42,911,765)	(44,653,664)
Net realized loss on investments	(27,764,071)	(28,737,328)	(24,354,622)
Accumulated overdistributed net investment income	(12,233,793)	(12,697,793)	(11,645,882)

Total net assets (equivalent to $9.99, $9.84 and $9.97 per common share at March 31, 2018, December 31, 2017 and September 30, 2017, respectively)	294,501,008	289,943,716	293,636,434

Total liabilities and net assets	$582,285,818	$610,259,495	$608,662,651

Oaktree Strategic Income Corporation

Consolidated Statements of Operations

(unaudited)

	Three months ended March 31, 2018	Three months ended December 31, 2017	Three months ended March 31, 2017	Six months ended March 31, 2018	Six months ended March 31, 2017
Interest income:
Control investments	$768,550	$1,198,697	$1,403,326	$1,967,247	$2,798,762
Affiliate investments	—	—	103,651	—	201,587
Non-control/Non-affiliate investments	8,290,028	8,764,475	9,139,651	17,054,503	18,523,656
Interest on cash and cash equivalents	62,879	71,095	31,954	133,974	62,496

Total interest income	9,121,457	10,034,267	10,678,582	19,155,724	21,586,501

PIK interest income:
Control investments	774,562	295,151	—	1,069,713	—
Affiliate investments	—	—	51,808	—	100,780
Non-control/Non-affiliate investments	7,493	3,263	10,533	10,756	20,965

Total PIK interest income	782,055	298,414	62,341	1,080,469	121,745

Fee income:
Affiliate investments	—	—	3,148	—	6,296
Non-control/Non-affiliate investments	651,259	398,049	275,478	1,049,308	678,774

Total fee income	651,259	398,049	278,626	1,049,308	685,070

Dividend and other income:
Control investments	—	—	—	—	187,420

Total dividend and other income	—	—	—	—	187,420

Total investment income	10,554,771	10,730,730	11,019,549	21,285,501	22,580,736

Expenses:
Base management fee	1,393,458	1,412,172	1,389,184	2,805,630	2,814,400
Part I incentive fee	480,384	259,722	287,351	740,106	1,277,728
Professional fees	745,110	1,020,183	433,774	1,765,293	692,302
Board of Directors fees	130,000	130,000	133,950	260,000	257,600
Interest expense	2,898,165	2,764,477	3,006,649	5,662,642	5,462,777
Administrator expense	281,931	279,684	182,026	561,615	328,485
General and administrative expenses	276,568	435,210	500,401	711,778	1,033,412

Total expenses	6,205,616	6,301,448	5,933,335	12,507,064	11,866,704
Fees waived	(240,192)	(117,493)	—	(357,685)	(6,232)
Insurance recoveries	—	—	—	—	(250,000)

Net expenses	5,965,424	6,183,955	5,933,335	12,149,379	11,610,472

Net investment income	4,589,347	4,546,775	5,086,214	9,136,122	10,970,264

Unrealized appreciation (depreciation) on investments:
Control investments	(59,931)	(721,175)	(234,622)	(781,106)	(1,805,816)
Affiliate investments	134,093	75,916	(460,180)	210,009	(1,647,585)
Non-control/Non-affiliate investments	3,045,873	2,387,158	13,937,165	5,433,031	11,468,324

Net unrealized appreciation on investments	3,120,035	1,741,899	13,242,363	4,861,934	8,014,923

Net unrealized appreciation on secured borrowings	—	—	—	—	(14,575)
Realized gain (loss) on investments and secured borrowings:
Affiliate investments	—	28	—	28	—
Non-control/Non-affiliate investments	973,257	(4,382,734)	(13,496,272)	(3,409,477)	(13,413,510)

Net realized gain (loss) on investments and secured borrowings	973,257	(4,382,706)	(13,496,272)	(3,409,449)	(13,413,510)

Net increase in net assets resulting from operations	$8,682,639	$1,905,968	$4,832,305	$10,588,607	$5,557,102

Net investment income per common share — basic and diluted	$0.16	$0.15	$0.17	$0.31	$0.37
Earnings per common share — basic and diluted	$0.29	$0.06	$0.16	$0.36	$0.19
Weighted average common shares outstanding — basic and diluted	29,466,768	29,466,768	29,466,768	29,466,768	29,466,768
Distributions per common share	$0.14	$0.19	$0.19	$0.33	$0.42

Conference Call Information

Oaktree Strategic Income will host a conference call to discuss its second fiscal quarter results at 12:30 p.m. Eastern Time / 9:30 a.m. Pacific Time on May 8, 2018. The conference call may be accessed by dialing (877) 507-4376 (U.S. callers) or +1 (412) 317-5239 (non-U.S. callers), participant password “Oaktree Strategic Income.” During the earnings conference call, Oaktree Strategic Income intends to refer to an investor presentation that will be available on the Investors section of the Oaktree Strategic Income website, www.oaktreestrategicincome.com. Alternatively, a live webcast of the conference call can be accessed on Oaktree Strategic Income’s website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree Strategic Income’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10118713, beginning approximately one hour after the broadcast.

About Oaktree Strategic Income Corporation

Oaktree Strategic Income Corporation (NASDAQ:OCSI) is a specialty finance company dedicated to providing customized capital solutions for middle-market companies in both the syndicated and private placement markets. The firm seeks to generate a stable source of current income while minimizing the risk of principal loss and, to a lesser extent, capital appreciation by providing innovative first-lien financing solutions to companies across a wide variety of industries. The company is regulated as a business development company under the Investment Company Act of 1940, as amended. Oaktree Strategic Income is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Strategic Income’s website at www.oaktreestrategicincome.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements may include statements as to: our future operating results and distribution projections; our business prospects and the prospects of our portfolio companies; and the impact of the investments that we expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K and our quarterly report on Form 10-Q for the quarter ended March 31, 2018. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Participants in the Solicitation

Oaktree Strategic Income Corporation, its directors and certain of its executive officers, the directors and executive officers and employees of Oaktree Capital Management, L.P. and its affiliates that provide services to the Company and its subsidiaries pursuant to the Investment Advisory Agreement, dated October 17, 2017, between the Company and Oaktree Capital Management, L.P. and the Administration Agreement, dated October 17, 2017, between the Company and Oaktree Fund Administration, LLC may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s Special Meeting of Stockholders (the “Special Meeting”).

Additional Information and Where to Find It

The Company has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Special Meeting. Additional information regarding the identity of these potential participants, none of whom owns in excess of 1% of the shares of Company common stock (other than Oaktree Capital Management, L.P., which, together with its affiliates, has shared voting and dispositive power over an aggregate of approximately 27.1% of the Company’s common stock based on 29,466,768 shares of common stock outstanding as of May 7, 2018, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018), and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement and other materials to be filed with the SEC in connection with the Special Meeting. This information can also be found in (i) the Company’s definitive proxy statement for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting Proxy Statement”), filed with the SEC on January 29, 2018 and (ii) the Company’s Annual Report on Form 10-K for the year ended September 30, 2017, filed with the SEC on December 11, 2017 (the “Form 10-K”). To the extent holdings by the directors and executive officers of the Company of the shares of Company common stock have changed since the amounts printed in the 2018 Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FOR THE SPECIAL MEETING (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE 2018 ANNUAL MEETING PROXY STATEMENT, THE FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement for the special meeting (when available), the 2018 Annual Meeting Proxy Statement, the Form 10-K and any other documents (including a proxy card) filed or to be filed by the Company with the SEC in connection with the Special Meeting at the SEC’s website, www.sec.gov, or at the Company’s website www.oaktreestrategicincome.com or by writing to the Company’s Secretary at 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. In addition, copies of the proxy materials, when available, may be requested by contacting the Company’s proxy solicitor, Broadridge Investor Communication Solutions, Inc., by calling toll-free at (855) 486-7909 or by mail at 51 Mercedes Way, Edgewood, NY 11717.

Contacts

Investor Relations:

Oaktree Strategic Income Corporation

Michael Mosticchio

(212) 284-1900

ocsi-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com

Second Quarter Fiscal Year 2018 Earnings Presentation May 8, 2018 Nasdaq: OCSI Exhibit 99.2

Forward Looking Statements Some of the statements in this presentation constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation may include statements as to: our future operating results and distribution projections; the ability of our Investment Adviser to find lower-risk investments to reposition our portfolio and to implement our Investment Adviser’s future plans with respect to our business; our business prospects and the prospects of our portfolio companies; the impact of the investments that we expect to make; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; and the cost or potential outcome of any litigation to which we may be a party. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this presentation involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K and our quarterly report on Form 10-Q for the quarter ended March 31, 2018. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Unless otherwise indicated, data provided herein are dated as of March 31, 2018.

Forward Looking Statements (continued) Participants in the Solicitation Oaktree Strategic Income Corporation, its directors and certain of its executive officers, the directors and executive officers and employees of Oaktree Capital Management, L.P. and its affiliates that provide services to the Company and its subsidiaries pursuant to the Investment Advisory Agreement, dated October 17, 2017, between the Company and Oaktree Capital Management, L.P. and the Administration Agreement, dated October 17, 2017, between the Company and Oaktree Fund Administration, LLC may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s Special Meeting of Stockholders (the “Special Meeting”). Additional Information and Where to Find It The Company has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Special Meeting. Additional information regarding the identity of these potential participants, none of whom owns in excess of 1% of the shares of Company common stock (other than Oaktree Capital Management, L.P., which, together with its affiliates, has shared voting and dispositive power over an aggregate of approximately 27.1% of the Company’s common stock based on 29,466,768 shares of common stock outstanding as of May 7, 2018, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018), and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement and other materials to be filed with the SEC in connection with the Special Meeting. This information can also be found in (i) the Company’s definitive proxy statement for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting Proxy Statement”), filed with the SEC on January 29, 2018 and (ii) the Company’s Annual Report on Form 10-K for the year ended September 30, 2017, filed with the SEC on December 11, 2017 (the “Form 10-K”). To the extent holdings by the directors and executive officers of the Company of the shares of Company common stock have changed since the amounts printed in the 2018 Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FOR THE SPECIAL MEETING (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE 2018 ANNUAL MEETING PROXY STATEMENT, THE FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement for the special meeting (when available), the 2018 Annual Meeting Proxy Statement, the Form 10-K and any other documents (including a proxy card) filed or to be filed by the Company with the SEC in connection with the Special Meeting at the SEC’s website, www.sec.gov, or at the Company’s website www.oaktreestrategicincome.com or by writing to the Company’s Secretary at 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. In addition, copies of the proxy materials, when available, may be requested by contacting the Company’s proxy solicitor, Broadridge Investor Communication Solutions, Inc., by calling toll-free at (855) 486-7909 or by mail at 51 Mercedes Way, Edgewood, NY 11717.

Q2 2018 Accomplishments and Highlights Net asset value per share of $9.99 as of March 31, 2018 vs. $9.84 as of December 31, 2017 NAV per share increased $0.15 from December 31, 2017 Monetized approximately $40 million of non-core investments during the quarter ended March 31, 2018 $39 million of non-core performing and $1 million of non-core, non-accrual investments Non-core investments represented only 22% of the portfolio at fair value as of March 31, 2018 Monetized approximately $188 million of non-core investments since September 30, 2017 Entered into $94 million of new investment commitments Primary focus on credit selection in a low yield environment First lien originations represented 88% of new investment commitments 8.4% weighted average yield of new investments Net investment income per share of $0.16 for the quarter ended March 31, 2018 vs. $0.15 for the quarter ended December 31, 2017 Our Board of Directors declared a dividend of $0.145 per share (an increase of $0.005 per share); payable on June 29, 2018 to stockholders of record as of June 15, 2018

Portfolio Summary as of March 31, 2018 (As % of total portfolio, at fair value; $ in millions) (As % of total portfolio, at fair value) Portfolio Composition Top 10 Industries1 Portfolio Characteristics (at fair value) $543 million invested in 65 companies 100% of debt portfolio consists of floating rate investments 7.9% weighted average yield on debt investments versus 7.1% last quarter Increase due to rotation out of lower yielding assets into Oaktree originated assets 1 Excludes multi-sector holdings, which includes our investments in the Glick JV. < 1%

Portfolio Summary: Core vs. Non-core Assets ($ in millions, at fair value) $378 million (78% of the total portfolio at fair value) Represents 45 companies, increase from 41 in Q1 2018 Average debt price: 99.4% $94 million of new investments originated during Q2 2018 Core Investments1 Non-core Investments1 Performing Investments $101 million (21% of the total portfolio at fair value) Represents 16 companies, down from 21 in Q1 2018 Non-accrual Investments $5 million (1% of the total portfolio at fair value) Represents 3 companies As of March 31, 2018, unless otherwise noted Note:Numbers are rounded to nearest millions and percentage points. 1Total portfolio excludes investments in Glick JV. -28% +12%

Investment Portfolio Characteristics Reduction of non-core performing by approximately $39 million (or 28%) during Q2 2018 $101 million non-core performing investments remaining consisting of the following: $70 million – Privately placed debt investments Average debt price: 96.8% Average net leverage thru tranche: 3.9x $31 million – Publicly quoted liquid loans Average debt price: 98.7% < $1 million – Equity investments (As % of non-core performing investment portfolio, at fair value; $ in millions) Non-core: Performing Investments by Type Non-core: Performing Investments As of March 31, 2018 Note:Numbers may not sum due to rounding. < 1% -65% ($ in millions) Non-core: Performing Portfolio Trend

Q2 2018 Portfolio Originations $94 million of new commitments 11 new portfolio companies 88% First lien 12% Second lien 11 industry sectors 8.5% weighted average yield at cost on new investments New Investment Highlights1 (As % of total portfolio, at fair value) New Investment Industry Composition1 (As % of total 2Q18 commitment; $ in millions) New Investment Composition1 1New investments exclude fundings of existing revolver or delayed draw term loan commitments.

OAKTREE
OCSI | Strategic Income Corporation

Historical Financial Information

($ in thousands, except per share data)	Q2'18	Q1'18	Q4'17	Q3'17	Q2'17
Operating Results	**Mar-18**	**Dec-17**	**Sep-17**	**Jun-17**	**Mar-17**
Total investment income	$10,555	$10,731	$11,820	$12,171	$11,020
Net expenses	$5,965	$6,184	$6,300	$6,861	$5,933
Net investment income	$4,589	$4,547	$5,521	$5,930	$5,086
Net unrealized appreciation (depreciation) on investments	3,120	1,742	(20,001)	(5,803)	13,242
Net realized gain (loss) on investments	973	(4,383)	17	12	(13,496)
Net increase (decrease) in net assets resulting from operations	**$8,683**	**$1,906**	**($14,463)**	**$139**	**$4,832**
Net investment income per common share	$0.16	$0.15	$0.19	$0.20	$0.17
Net realized and unrealized appreciation (depreciation) per share	$0.13	($0.09)	($0.68)	($0.20)	($0.01)
Earnings (loss) per share – basic and diluted	**$0.29**	**$0.06**	**($0.49)**	**$0.00**	**$0.16**
Distributions per common share	$0.14	$0.19	$0.19	$0.19	$0.19
Select Balance Sheet and Other Data					
Investment Portfolio (at fair value)	$542,673	$541,408	$560,437	$565,178	$545,922
Debt Outstanding[1]	257,978	251,905	260,733	266,160	275,388
Total Net Assets	294,501	289,944	293,636	313,698	319,158
Net Asset Value per share	$9.99	$9.84	$9.97	$10.65	$10.83
Total Leverage	0.88x	0.88x	0.90x	0.86x	0.87x
Weighed Average Yield on Debt Investments[2]	7.9%	7.1%	7.5%	7.9%	8.4%
Cash Component of Weighted Average Yield on Debt Investments	7.7%	6.9%	7.3%	7.6%	8.1%
Weighted Average Yield on Total Portfolio Investments[3]	7.7%	6.9%	7.4%	8.0%	8.6%

Note: Results during Q1'18 occurred during management transition from Fifth Street Management LLC to Oaktree Capital Management, L.P., which occurred on October 17, 2017. Results in prior periods occurred during management by Fifth Street Management LLC.

1 *Net of unamortized financing costs.*

2 *Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments, including our share of the return on the Glick JV debt investments.*

3 *Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments and dividend income, including our share of the return on Glick JV debt investments.*

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OAKTREE
OCSI | Strategic Income Corporation

Historical Portfolio Activity

($ in thousands)	Q2'18 Mar-18	Q1'18 Dec-17	Q4'17 Sep-17	Q3'17 Jun-17	Q2'17 Mar-17
	As of and For Three Months Ended				
Investments at Fair Value	$542,673	$541,408	$560,437	$565,178	$545,922
Number of Portfolio Companies	65	66	67	68	61
Average Portfolio Company Debt Investment Size	$8,500	$8,300	$8,500	$8,200	$8,600
Asset Class:					
Senior Secured Debt	89.0%	89.2%	89.5%	88.3%	87.6%
Glick JV	10.7%	10.6%	10.3%	10.9%	11.3%
Equity	0.3%	0.2%	0.2%	0.8%	1.1%
Interest Rate Type:					
% Floating Rate	100%	100%	100%	100%	100%
Investment Activity at Cost:					
New Investment Commitments	$94,300	$136,200	$108,700	$58,000	$82,800
New Funded Investment Activity[1]	$94,700	$143,900	$108,400	$66,900	$77,600
Proceeds from Prepayments, Exits, Other Paydowns and Sales	$98,400	$161,400	$94,500	$43,400	$72,400
Net New Investments[2]	($4,100)	($25,200)	$14,200	$14,600	$10,400
Number of New Investment Commitments in New Portfolio Companies	11	17	10	11	9
Number of New Investment Commitments in Existing Portfolio Companies	0	3	7	1	2
Number of Portfolio Company Exits	13	8	8	4	7

Note: Results during Q1'18 occurred during management transition from Fifth Street Management LLC to Oaktree Capital Management, L.P., which occurred on October 17, 2017. Results in prior periods occurred during management by Fifth Street Management LLC. Numbers may not sum due to rounding.

[1] *New funded investment activity includes drawdowns on existing revolver commitments.*

[2] *Net new investments consists of new investment commitments less proceeds from prepayments, exits, other paydowns and sales.*

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Net Asset Value Per Share Bridge – 2Q 2018 ($0.14) Note:Net asset value per share amounts are based on the shares outstanding at each respective quarter end. Net investment income per share, net unrealized appreciation / (depreciation), and net realized gain / (loss) are based on the weighted average number of shares outstanding for the period.

Capital Structure As of March 31, 2018 1 Approximate weighted average spread on debt. 2This credit facility was refinanced into a new facility on January 31, 2018. Current leverage of 0.88x debt-to-equity Multiple capital sources provides us with flexibility to optimize new investment fundings in order to maintain competitive borrowing costs Entered into a new revolving credit facility with Citibank in January; reduced borrowing costs to LIBOR + 170-225 bps from LIBOR + 225-250 bps Funding Sources as of March 31, 2018 Capacity Outstanding Interest Rate Maturity 2015 Debt Securitization $200.0 million $180.0 million LIBOR + 200 bps1 May 2025 Citibank Revolving Credit Facility2 $100.0 million $76.1 million LIBOR + 170-225 bps January 2023 East West Bank Facility $25.0 million $4.0 million LIBOR + 325 bps January 2021

Reduced Asset Coverage On May 3, 2018, our Board of Directors unanimously approved the application of the reduced asset coverage requirements As a result, the required minimum asset coverage ratio will be reduced from 200% to 150%, effective May 3, 2019 In addition, we are seeking stockholder approval of the application of the reduced asset coverage requirements to the Company If the stockholder proposal is passed at the upcoming special meeting, we would be subject to the modified asset coverage requirement the day after the special meeting We believe the modified asset coverage requirement is appropriate primarily for the following reasons: Our investment strategy and focus on first lien senior secured loans is well-positioned to incur additional leverage 96% of the portfolio is comprised of first lien investments1 Ability to scale our investment portfolio, which will allow us to make larger loans to portfolio companies while maintaining the diversification of the current portfolio Flexibility to manage our capital to take advantage of attractive investment opportunities The potential to increase return on equity to stockholders Target leverage ratio will be 1.2x to 1.6x debt-to-equity, depending on market conditions Expected special meeting date: July 2018 As of March 31, 2018 1 Excludes investments in the Glick JV. The Board of Directors has approved and unanimously recommends a vote “FOR” the approval of the application of the reduced asset coverage requirement

Opportunities to Increase Return on Equity Rotation out of broadly syndicated loans priced below LIBOR + 400 Monetized approximately $43 million of broadly syndicated loans priced below LIBOR + 400 during Q2 2018; $15 million of these loans remain as of March 31, 2018 Redeploy non-income generating investments comprised of equity and loans on non-accrual Received approximately $1 million of proceeds as a result of the monetization of certain assets of Ameritox Ltd. and affiliated entities Modest increase in second lien investments Increased to 4% of the portfolio at fair value as of March 31, 2018; 12% of new originations during the quarter were 2nd lien Realization of lower borrowing costs generated from refinancing Citibank facility Weighted average borrowing costs are approximately 40 basis points lower Benefit from rising interest rates as 100% of investment portfolio is comprised of floating rate securities During the quarter, 3-month USD LIBOR increased 0.62% to 2.31% Operating cost savings from leveraging Oaktree’s platform Professional fees, administrator and other G&A costs declined by over $400,000 as compared with Q1 2018 Reducing the required minimum asset coverage ratio from 200% to 150% Seeking stockholder approval of the application of the reduced asset coverage requirements to the Company, which will allow us to increase leverage to up to 2x debt-to-equity effective the day after a successful vote

Contact: Michael Mosticchio, Investor Relations ocsi-ir@oaktreecapital.com

Exhibit 99.3

Oaktree Strategic Income Corporation Announces Plans to Seek Stockholder Approval for

Reduced Asset Coverage Requirements

LOS ANGELES, CA, May 8, 2018 – Oaktree Strategic Income Corporation (NASDAQ: OCSI) (“Oaktree Strategic Income” or the “Company”) today announced that its Board of Directors (the “Board”) has recommended that stockholders approve a proposal to reduce the asset coverage requirements applicable to the Company under the Investment Company Act of 1940, as amended, from 200% to 150%. The Company expects to hold a Special Meeting of Stockholders (“Special Meeting”) in July 2018 to vote on this proposal.

In addition, the Board approved the application of the modified asset coverage requirements to be effective one year after such Board approval and, as a result, the Company’s asset coverage requirements for senior securities will be reduced from 200% to 150%, effective May 3, 2019. However, if the stockholder proposal is passed at the Special Meeting, the Company would be subject to the modified asset coverage requirements the day after the Special Meeting.

“Increased leverage will provide us with the flexibility to further scale our portfolio while remaining focused on our current investment mandate and asset mix,” said Edgar Lee, Chief Executive Officer and Chief Investment Officer of Oaktree Strategic Income.

“Our portfolio is primarily comprised of first lien, floating-rate loans to companies that are well-suited to support higher levels of leverage,” said Mathew Pendo, Chief Operating Officer of Oaktree Strategic Income. “As such, we believe there is an opportunity to grow our portfolio prudently with more leverage, which we expect will enhance the return on equity for our stockholders over time.”

About Oaktree Strategic Income Corporation

Oaktree Strategic Income Corporation (NASDAQ:OCSI) is a specialty finance company dedicated to providing customized capital solutions to middle-market companies. The firm seeks to generate stable, current income by providing innovative first-lien financing solutions to companies across a wide variety of industries. The company is regulated as a business development company, or a BDC, under the Investment Company Act of 1940, as amended. Oaktree Strategic Income is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Strategic Income’s website at www.oaktreestrategicincome.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements may include statements as to: our future operating results and distribution projections; our business prospects and the prospects of our portfolio companies; and the impact of the investments that we expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K and our quarterly report on Form 10-Q for the quarter ended March 31, 2018. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Participants in the Solicitation

Oaktree Strategic Income Corporation, its directors and certain of its executive officers, the directors and executive officers and employees of Oaktree Capital Management, L.P. and its affiliates that provide services to the Company and its subsidiaries pursuant to the Investment Advisory Agreement, dated October 17, 2017, between the Company and Oaktree Capital Management, L.P. and the Administration Agreement, dated October 17, 2017, between the Company and Oaktree Fund Administration, LLC may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s Special Meeting of Stockholders (the “Special Meeting”).

Additional Information and Where to Find It

The Company has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Special Meeting. Additional information regarding the identity of these potential participants, none of whom owns in excess of 1% of the shares of Company common stock (other than Oaktree Capital Management, L.P., which, together with its affiliates, has shared voting and dispositive power over an aggregate of approximately 27.1% of the Company’s common stock based on 29,466,768 shares of common stock outstanding as of May 7, 2018, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018), and their direct or indirect interests, by security holdings or

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otherwise, is set forth in the preliminary proxy statement and other materials to be filed with the SEC in connection with the Special Meeting. This information can also be found in (i) the Company’s definitive proxy statement for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting Proxy Statement”), filed with the SEC on January 29, 2018 and (ii) the Company’s Annual Report on Form 10-K for the year ended September 30, 2017, filed with the SEC on December 11, 2017 (the “Form 10-K”). To the extent holdings by the directors and executive officers of the Company of the shares of Company common stock have changed since the amounts printed in the 2018 Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FOR THE SPECIAL MEETING (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE 2018 ANNUAL MEETING PROXY STATEMENT, THE FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement for the special meeting (when available), the 2018 Annual Meeting Proxy Statement, the Form 10-K and any other documents (including a proxy card) filed or to be filed by the Company with the SEC in connection with the Special Meeting at the SEC’s website, www.sec.gov, or at the Company’s website www.oaktreestrategicincome.com or by writing to the Company’s Secretary at 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. In addition, copies of the proxy materials, when available, may be requested by contacting the Company’s proxy solicitor, Broadridge Investor Communication Solutions, Inc., by calling toll-free at (855) 486-7909 or by mail at 51 Mercedes Way, Edgewood, NY 11717.

Contact

Investor Relations:	Oaktree Strategic Income Corporation
Michael Mosticchio
(212) 284-1900
ocsi-ir@oaktreecapital.com

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